Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Integrated Device Technology, Inc. of our report dated September 10, 2004 relating to the financial statements and financial statement schedule, which appears in Integrated Circuit Systems, Inc.’s Annual Report on Form 10-K for the year ended July 3, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

July 22, 2005